 Exhibit (a)(1)(iii)
Letter of Transmittal
Regarding Shares in Ares Core Infrastructure Fund
Tendered Pursuant to the Offer to Purchase
Dated August 20, 2026
The Offer and withdrawal rights will expire on September 18, 2026 and this Letter of Transmittal must be received by
the Fund’s Transfer Agent, either by mail or by fax, by 4:00 p.m.,
Eastern Time, on September 18, 2026, unless the Offer is extended
Complete this Letter of Transmittal and follow the Transmittal
Instructions included herein
Dear Shareholder:
The undersigned hereby tenders to Ares Core Infrastructure Fund, a closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), and is organized as a Delaware statutory trust (the “Fund”), the common shares of beneficial interest in the Fund, par value $0.01 per share (“Shares”) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated August 20, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.
The undersigned hereby sells to the Fund the Shares or portion thereof tendered hereby pursuant to the Offer.
The undersigned hereby warrants that the undersigned has full authority to sell the Shares or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares or portions thereof tendered hereby.
If the Fund accepts for purchase the shares tendered hereby, the purchase price will be paid in cash to the undersigned. The cash payment(s) of the purchase price for the Shares or portion thereof of the undersigned, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, shall be wired to the account from which your subscription funds were debited.
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

Letter of Transmittal

Tendered Pursuant to the Offer to Purchase

Dated **August 20, 2026**

THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY SS&C TECHNOLOGIES, INC. BY **SEPTEMBER 18, 2026**
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 4:00 P.M., EASTERN TIME, ON **SEPTEMBER 18, 2026,** UNLESS THE OFFER IS EXTENDED

ARES
Ares Core Infrastructure Fund

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

1. Please Mail This Completed Form to:

Overnight Mail:	Regular Mail:
ARES CORE INFRASTRUCTURE FUND	ARES CORE INFRASTRUCTURE FUND
C/O SS&C Technologies	C/O SS&C Technologies
801 Pennsylvania Ave, Ste 219079	P.O. Box 219079
Kansas City, MO 64105	Kansas City, MO 64121

2. Current Subscriber Information (Please print name in which shares are registered)

☐ Class S Shares ☐ Class D Shares ☐ Class I Shares

Registration

Investor Social Security/Taxpayer ID # | Co-Investor Social Security/Taxpayer ID #

Street Address | City | State | ZIP

Ares Account Number | Home Telephone | Email Address

3. Amount of Shares in the Fund Being Tendered:

☐ Entire amount of Shares

☐ Partial Amount $ ________________ or ________________ Number of Shares

The undersigned understands and agrees that if the undersigned tenders some but not all of its shares for repurchase, it will be required to maintain a minimum balance of $500 of the Fund's shares, and that the Fund may repurchase all of the shares held by the undersigned at the repurchase price in effect on the date the Fund determines that the undersigned has failed to meet the minimum balance, less any early repurchase deduction. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in the Fund's net asset value. Minimum account repurchases are subject to the early repurchase deduction.

4. Odd Lots

As described in Section 3 of the Offer to Purchase, under certain conditions, shareholders holding fewer than 100 shares (an "odd lot") who tender (and do not withdraw) all of their shares ("Odd Lot Holders") may have their shares accepted for payment before any pro-rata reduction in the repurchase of other tendered shares if the Offer to Purchase is oversubscribed. This preference is not available to partial tenders or to beneficial or record holders of 100 or more shares in the aggregate even if these holders have separate accounts each representing fewer than 100 shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. By checking the appropriate box below, the undersigned certifies that:

☐ The undersigned is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

5. Non-Custodial Payment Instructions

CUSTODIAL ACCOUNTS — REDEMPTION PROCEEDS WILL BE SENT TO THE CUSTODIAN FOR DEPOSIT INTO THE CUSTODIAL ACCOUNT CITED IN YOUR SHAREHOLDER RECORD. CUSTODIAL SIGNATURE REQUIRED.

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds to the Following:

☐ Deliver All Proceeds to Custodian on Record

☐ Deliver All Proceeds to Bank Account on Record

☐ Deliver All Proceeds to New Bank Instructions (Must complete Part 5 below)

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Letter of Transmittal
Tendered Pursuant to the Offer to Purchase

Dated **August 20, 2026**

THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY SS&C TECHNOLOGIES, INC. BY **SEPTEMBER 18, 2026**
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 4:00 P.M., EASTERN TIME, ON **SEPTEMBER 18, 2026,** UNLESS THE OFFER IS EXTENDED

ARES
Ares Core Infrastructure Fund

6. New Bank Instructions

(Medallion Signature Guarantee Required if this Part is completed)

Bank Name:

ABA Routing Number:

Name(s) on Bank Account:

Bank Account Number:

7. Signature(s)

Signature of Investor or Trustee

Signature of Co-Investor or Trustee, if applicable

Date

Signature of Authorized Custodian, if applicable

8.

Guarantor: Affix signature guarantee here.	Guarantor: Affix signature guarantee here.

A Medallion Signature Guarantee is required. A notary public is not an acceptable guarantor.

If the account is custodian-held, Medallion Signature Guarantee must be completed by the custodian.

A. THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

Ares Core Infrastructure Fund Contact Information

Phone: 866.324.7348 **Website:** ares.com **Email:** WMSoperations@aresmgmt.com

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